Exhibit 32

Certification Pursuant to
18 U. S. C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of S&T Bancorp, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James C. Miller, Chief Executive Officer of the Company, and I, Robert E. Rout, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: November 13, 2003
/s/ James C. Miller	/s/ Robert E. Rout
James C. Miller, Chief Executive Officer	Robert E. Rout, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to S&T Bancorp, Inc. and will be retained by S&T Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.